Exhibit 15.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-258079 on Form S-8 of our report dated March 22, 2021, relating to the financial statements of Zhangmen Education Inc., appearing in this Annual Report of Zhangmen Education Inc. on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 28, 2023